Exhibit 99.1

Press Release

One Stop Systems Multi-Year Military Design Win for Rugged All-Flash Arrays Ramps Up with $3.2 Million Purchase Order

Escondido, Calif. – June 26, 2018 – One Stop Systems, Inc. (Nasdaq: OSS), the leading provider of high performance computing GPU accelerators and NVMe flash arrays for a multitude of HPC applications, has been awarded a $3.2 million purchase order from a leader in defense, civil government and cybersecurity solutions for rugged Ion Accelerator all-flash array data storage units.

Production begins immediately, with shipment of the entire order planned for the third quarter of 2018. It is the second order under a multi-year design win for an airborne military application that OSS secured late last year.

The 4U rugged, lightweight all-flash array for this government program operates as an ultra-high-speed data recorder array for four independent streams of encrypted data from airborne sensors. The Ion Accelerator meets all of the program’s requirements including advanced data integrity, bulk hot-swap of multiple SSDs with one latch, Follow-Me™ flash portability between airborne and ground systems, and compatibility with read-only operating systems.

The win continues the company’s 20-year history of custom design wins for the military and aerospace industries, providing high-density rugged systems for defense contractors, government agencies and the military. OSS products have been deployed in missile defense, anti-submarine warfare, geospatial visualization, surveillance and many other defense applications.

“As the second and considerably larger related order we have received, it demonstrates a significant ramp up in this military program,” noted OSS CEO, Steve Cooper. “We are confident that this design win will lead to future purchase orders and a comprehensive, long-term relationship under this military program.”

The company’s expertise in PCIe expansion has evolved its flash products from expansion systems to powerful all-flash arrays for data centers and defense vehicles. This expertise, combined with its long history of manufacturing custom rugged solutions, positions OSS as one of the leaders in high-density storage for high-speed data recording applications.

For more information, visit www.onestopsystems.com or contact OSS at 877-438-2724.

About One Stop Systems

One Stop Systems, Inc. (OSS) designs and manufactures high performance compute accelerators, flash storage arrays and customized servers for deep learning, AI, defense, finance and entertainment applications. OSS utilizes the power of PCI Express, the latest GPU accelerators and NVMe flash cards to build award-winning systems, including many industry firsts, for OEMs and government customers. The company’s innovative hardware and Ion Accelerator Software offers exceptional performance and unparalleled scalability. OSS products are available directly, through global distributors, or via its SkyScale cloud services. For more information, go to www.onestopsystems.com.

Forward-Looking Statements

One Stop Systems (OSS) cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company's current beliefs and expectations. These forward-looking statements include statements regarding the ability of OSS to continue to deliver superior solutions for high-performance computing, the anticipated features and performance of its product lines and future expectations related to this design win. The inclusion of forward-looking statements should not be regarded as a representation by One Stop Systems that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation, risks associated with meeting and maintaining ISO certification standards, maintaining performance standards, impacts, costs and other features in our product lines and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Media Contact:

Katie Rivera

One Stop Systems, Inc.

Tel (760) 745-9883

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